SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2019

ADAIAH DISTRIBUTION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55369	90-1020141
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C/O

YOSEF YAFE

BET ISRAEL 4

JERUSALEM

ISRAEL

(Address of principal executive offices, including zip code.)

972-52-5408519

 (Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, the eighth judicial District Court of Nevada appointed Yosef Yafe as custodian for the Company, proper notice having been given. There was no opposition. Pursuant to the Order of Custodianship, a Special Meeting of Shareholders was held on May 29, 2019 at 8:00 a.m. PST, Yosef Yafe as limited custodian. Notice was sent May 13, 2019 in compliance with Court Order. Present were Yosef (holding shares through Cede & Co.) and two additional proxies also holding shares through Cede & Co.). A Special Meeting of  the Board of Directors (by written consent) on May 31, 2019 was held electing Yosef as all officers, changing  the Registered Agent  to Holly, Driggs, Walch law firm , and  approving a loan from Yosef to the Company evidenced by a Promissory Note dated May 31, 2019 for $3,231.00 to cover expenses paid by Yosef.

Mr Yafe is an entrepreneur with extensive business experience in the retail industry and in the real estate industry and is currently engaged in the business of real estate development in Israel. He also has experience in fundraising for startup companies and assisting early stage startups and other companies to enhance their business strategy and business plan. He studied in Jerusalem Israel and is of the age of 31.

Family Relationships

Mr. Yafe has no family relationship with any of the previous officers or directors of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADAIAH DISTRIBUTION INC

Date: August 7, 2019	By:	/s/ Yosef Yafe
	Name:	Yosef Yafe
	Title:	Chief Executive Officer

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